United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

            Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Items under Sections 2 through 8 are not applicable and therefore are omitted.

Item 1.01	Entry into Definitive Material Agreement

Amendment No. 1 to Merger Agreement

As previously disclosed, Communications Systems, Inc. (“CSI”) is a party to that certain Agreement and Plan of Merger (the “merger agreement”) dated March 1, 2021 with Helios Merger Co., a Delaware corporation and a wholly-owned subsidiary of CSI (the “Merger Sub”), Pineapple Energy LLC, a Delaware limited liability company (“Pineapple”), Lake Street Solar LLC as the Members’ Representative, and Randall D. Sampson as the Shareholders’ Representative.

Pursuant to the merger agreement, Merger Sub will merge with and into Pineapple with Pineapple surviving the merger as a wholly owned subsidiary of CSI (the "merger"). As consideration for the merger, CSI will issue shares of its common stock to the Pineapple unit holders and Pineapple unit holders will become the majority owners of CSI's outstanding common stock immediately following the closing of the merger.

On December 16, 2021, CSI, Merger Sub, Pineapple, the Members' Representative and the Shareholders' Representative entered into an Amendment No. 1 to the Merger Agreement (the "amendment"). Capitalized terms used in this Form 8-K and not otherwise defined herein have the respective meanings ascribed to them in the merger agreement and the amendment.

Pursuant to the amendment, the parties amended the merger agreement to:

●	extend the Outside Date from August 31, 2021 to March 31, 2022 such that either CSI or Pineapple will have the right to terminate the merger agreement if the merger has not been consummated by March 31, 2022;

●	add conditions to the obligations of CSI and Merger Sub to consummate the merger, which conditions require as of the effective time:

●	there shall have been secured binding agreements for no less than $32 million in cash from the Equity Offering (as defined in the merger agreement) payable to the CSI immediately following the effective time of the merger and the conditions to closing of CSI and the PIPE Investors in any definitive agreement relating to the Equity Offering, including the PIPE Agreement, are satisfied (other than those conditions that by their nature or terms are to be satisfied at such closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions and provided that CSI has used its reasonable best efforts to satisfy such conditions of the PIPE Investors and has not intentionally failed to satisfy such conditions);

●	other than as set forth in the amendment, there shall be no accrued payable amounts or liabilities to Lake Street Solar LLC or Hercules Capital, Inc., or their respective affiliates, on the balance sheet of Pineapple;

●	Hercules Capital, Inc. shall have waived Pineapple's obligation to pay upon consummation of the merger $3 million of debt under the Loan and Security Agreement, dated December 11, 2020, by and among Pineapple, Hercules Capital, Inc. and the lenders thereto and extended the maturity date of such debt to the earlier of (1) December 10, 2024 or (2) the date on which CSI or Pineapple receives equity financing (other than pursuant to the PIPE Agreement) in one more transactions in an amount in excess of $25 million in the aggregate; and

●	the entire amounts owed by Pineapple under that certain Working Capital Loan and Security Agreement, dated January 8, 2021, by and among Pineapple Energy LLC, Hercules Capital, Inc., and the lenders party thereto, shall have been extinguished or the maturity date thereof extended to at least December 10, 2024;

●	provide that CSI may terminate the merger agreement if the PIPE Agreement is terminated by one or more PIPE Investors;

●	permit the net proceeds from the Equity Offering to be used in a specified order of priority for the payment and discharge of certain obligations, indebtedness and expenses;

●	change the Milestone under which CSI will be obligated to issue 3.0 million shares of its common stock as Earnout Consideration to provide that if the new closing conditions described above are met, CSI will be obligated to issue 3.0 million shares of its common stock as Earnout Consideration;

●	extend the time for CSI to complete the Dispositions from 18 months from the closing date to 24 months from the closing date;

●	change the conditions relating to other Milestones under which CSI will be obligated to issue up to 10.0 million shares of its common stock to extend the time for achievement of the Disposition Milestone from on or before the 18 month anniversary of the closing date to on or before the 24 month anniversary of the closing date; and

●	add a covenant regarding transaction litigation that requires CSI to notify Pineapple, provide opportunities for Pineapple to participate in the defense of the transaction litigation and obtain Pineapple consent to any settlement of such transaction litigation.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is attached to this report as Exhibit 2.1, and is incorporated by reference in this Item 1.01.

Concurrent with the execution of the amendment, on December 16, 2021, Pineapple entered into an Amendment No. 1 to the Asset Purchase Agreement dated March 1, 2021 with Hawaii Energy Connection, LLC, E-Gear, LLC and Steven P. Godmere, as representative for the Sellers (the "Pre-Closing Acquisition Agreement") in form approved by CSI. The amendment to the Pre-Closing Acquisition Agreement extended the Outside Date (as defined in the Pre-Closing Acquisition Agreement) to March 31, 2022, among other amendments.

Form of Contingent Value Rights Agreement

The merger agreement provides that at the closing of the merger, CSI will enter into a Contingent Value Rights Agreement (the "CVR agreement") with a person designated by CSI as the Holders' Representative (as defined therein), and the Rights Agent (as defined therein). Pursuant to the CVR agreement, each shareholder of CSI as of the close of the business day immediately preceding the effective time of the merger will receive one contractual non-transferable contingent value right, or CVR, per share of CSI common stock then held by them, which will entitle the CVR holder to a portion of the proceeds of dispositions of CSI's pre-merger assets after the effective time of the merger.

In connection with the amendment, the parties also agreed to a revised form of CVR agreement attached to the amendment as Exhibit A, which supersedes the exhibit attached to the merger agreement.

The principle changes in the December 16, 2021 form of CVR agreement were to extend the CVR Term from 18 months following the effective time to 24 months following the effective time, provide that certain qualified letters of intent entered into prior to the effective time will be treated in the same manner as a binding agreement for purposes of determining the CVR Payment Amount subject to certain additional conditions, change the timing and dispute resolution process for determination of and payment of CVR Payment Amount; clarify the treatment of net insurance proceeds as a credit to Monetization Expense, add certain limits on the duties and responsibilities of the CVR Holders' Representative, and add a covenant prohibiting CSI or its subsidiaries following the effective time of the merger from creating or permitting any encumbrance on any of the CSI Legacy Assets (including Legacy Cash and the equity of any CSI subsidiary that was a subsidiary prior to the effective time) until the expiration of the CVR Term.

The foregoing description of the form of CVR agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR agreement, which is attached to this report as Exhibit 10.1, and is incorporated by reference in this Item 1.01, as well as the summary of the previous form of the CVR agreement that was included in the Company's Current Report on Form 8-K dated March 1, 2021 and filed on March 3, 2021.

Item 8.01	Other Events

On December 20, 2021, CSI issued a press release announcing that it had entered into the amendment to the merger agreement. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No	Exhibit Description

2.1	Amendment No. 1 to Merger Agreement by and among Communications Systems, Inc., Helios Merger Co., Pineapple Energy LLC, Lake Street Solar LLC, and Randall D. Sampson

10.1	Form of Contingent Value Rights Agreement (December 16, 2021)

99.1	Press release of Communications Systems, Inc. issued on December 20, 2021

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed merger transaction between CSI and Pineapple, CSI filed a Registration Statement on Form S-4 with the with the Securities and Exchange Commission ("SEC") on November 12, 2021 (SEC File No 333-260999) that includes a notice of meeting and a proxy statement with respect to the special meeting of CSI shareholders at which CSI shareholders will be asked to consider and vote upon a proposal to approve the merger agreement, among other matters, and a prospectus of CSI with respect to the shares of CSI common stock to be issued in the merger, as well as other relevant documents concerning the proposed merger, the PIPE Offering, and related transactions. The Registration Statement is not complete, may be changed and has not been declared effective by the SEC. This Current Report on Form 8-K (including the documents referred to herein) does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A definitive proxy statement/prospectus will be mailed to CSI shareholders as of a record date to be established for the special meeting. CSI investors and shareholders are urged to read the entire definitive proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the "Financial Reports" tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this Form 8-K, the registration statement or the proxy statement/prospectus. The documents reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and the PIPE Offering. Information regarding the names of such persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement/prospectus when it is filed with the SEC. Additional information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Amendment No. 1 on Form 10-K/A, which were filed with the SEC on March 31, 2021, and April 30, 2021, respectively. To the extent the Company's directors and executive officers or their holdings of the Company's securities have changed from the amounts disclosed in those filings, to the Company's knowledge, such changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: December 20, 2021

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